FICO Announces Earnings of $1.00 per Share for Fourth Quarter Fiscal 2016

Revenue of $236 million vs. $233 million in prior year

SAN JOSE, Calif., Nov. 7, 2016 /PRNewswire/ -- FICO (NYSE: FICO), a leading predictive analytics and decision management software company, today announced results for its fourth fiscal quarter ended September 30, 2016.

Fourth Quarter Fiscal 2016 GAAP Results
Net income for the quarter totaled $32.1 million, or $1.00 per share, versus $33.3 million, or $1.03 per share, reported in the prior year period.

The current quarter earnings include a reduction to income tax expense of $3.3 million, or $0.10 per share, associated with one-time foreign tax credits. The prior year quarter earnings included a restructuring charge, net of tax of $11.5 million, or $0.35 per share, primarily related to the write-down of facilities, and a reduction to income tax expense of $5.4 million, or $0.17 per share, associated with the favorable resolution of a tax audit.

Net cash provided by operating activities for the quarter was $23.6 million versus $46.6 million in the prior year period.

Fourth Quarter Fiscal 2016 Non-GAAP Results
Non-GAAP Net Income for the quarter was $41.4 million vs. $50.9 million in the prior year period. Non-GAAP EPS for the quarter was $1.28 vs. $1.57 in the prior year period. Free cash flow for the quarter was $13.6 million vs. $39.2 million in the prior year period. The Non-GAAP financial measures are described in the financial table captioned "Non-GAAP Results" and are reconciled to the corresponding GAAP results in the financial tables at the end of this release.

Fourth Quarter Fiscal 2016 GAAP Revenue
The company reported revenues of $235.8 million for the quarter as compared to $232.8 million reported in the prior year period.

"We had a strong finish to our fiscal 2016," said Will Lansing, chief executive officer. "We drove continued growth in our Scores segment, and are seeing increased demand for our new decision management products."

Revenues for the fourth quarter of fiscal 2016 across each of the company's three operating segments were as follows:

  Applications revenues, which include the company's preconfigured decision management applications and associated professional services, were $149.0 million in the fourth quarter, flat with the prior year.
  Scores revenues, which include the company's business-to-business (B2B) scoring solutions and associated professional services, and business-to-consumer (B2C) service, were $62.8 million in the fourth quarter, compared to $57.4 million in the prior year quarter, an increase of 9%. B2B revenue increased 13% and B2C revenue increased 4% from the prior year quarter.
  Decision Management Software revenues, which include FICO® Blaze Advisor®, FICO® Xpress Optimization and related professional services, were $24.0 million in the fourth quarter compared to $26.1 million in the prior year quarter, a decrease of 8%, due primarily to decreased upfront license sales of Xpress Optimization.

Outlook
The company is providing guidance for fiscal 2017 of approximately:

Fiscal 2017 Guidance
Revenue	$925 million
GAAP Net Income	$109 million
GAAP Earnings Per Share	$3.39
Non-GAAP Net Income	$158 million
Non-GAAP Earnings Per Share	$4.92

The company is planning to early-adopt FASB Accounting Standards Update No. 2016-09 ("ASU 2016-09") in the first quarter of its fiscal 2017 (the quarter ending December 31, 2016). ASU 2016-09 simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. Under ASU 2016-09, excess tax benefits or deficiencies generated upon the settlement or exercise of stock awards are no longer recognized as additional paid-in capital but are instead recognized as a reduction or increase to income tax expense. ASU 2016-09 is expected to have an impact on the recording of excess tax benefits and deficiencies in the company's consolidated balance sheets and consolidated statements of income and comprehensive income, as well as its operating and financing cash flows on its consolidated statements of cash flows. Those possible impacts are not reflected in the fiscal 2017 guidance.

The Non-GAAP financial measures are described in the financial table captioned "Reconciliation of Non-GAAP Guidance".

Company to Host Conference Call
The company will host a webcast today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to report its fourth quarter fiscal 2016 results and provide various strategic and operational updates. The call can be accessed at FICO's Web site at www.FICO.com/investors. A replay of the webcast will be available through November 7, 2017.

The webcast will also be distributed through the Thomson StreetEvents Network to both institutional and individual investors. The webcast can be accessed via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About FICO

FICO (NYSE: FICO) powers decisions that help people and businesses around the world prosper. Founded in 1956 and based in Silicon Valley, the company is a pioneer in the use of predictive analytics and data science to improve operational decisions. FICO holds more than 170 US and foreign patents on technologies that increase profitability, customer satisfaction and growth for businesses in financial services, telecommunications, health care, retail and many other industries. Using FICO solutions, businesses in more than 100 countries do everything from protecting 2.6 billion payment cards from fraud, to helping people get credit, to ensuring that millions of airplanes and rental cars are in the right place at the right time.

Learn more at http://www.fico.com.

Join the conversation at https://twitter.com/fico & http://www.fico.com/en/blogs/

FICO and Blaze Advisor are registered trademarks of Fair Isaac Corporation in the U.S. and other countries.

Statement Concerning Forward-Looking Information
Except for historical information contained herein, the statements contained in this news release that relate to FICO or its business are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the success of the Company's Decision Management strategy and reengineering initiative, the maintenance of its existing relationships and ability to create new relationships with customers and key alliance partners, its ability to continue to develop new and enhanced products and services, its ability to recruit and retain key technical and managerial personnel, competition, regulatory changes applicable to the use of consumer credit and other data, the failure to realize the anticipated benefits of any acquisitions, continuing material adverse developments in global economic conditions or in the markets we serve, and other risks described from time to time in FICO's SEC reports, including its Annual Report on Form 10-K for the year ended September 30, 2015 and Form 10-Q for the quarter ended June 30, 2016. If any of these risks or uncertainties materializes, FICO's results could differ materially from its expectations. FICO disclaims any intent or obligation to update these forward-looking statements.

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	September 30,
	2016	2015
ASSETS:
Current assets:
Cash and cash equivalents	$ 75,926	$ 86,120
Accounts receivable, net	167,786	158,773
Prepaid expenses and other current assets	23,926	41,709
Total current assets	267,638	286,602

Marketable securities and investments	21,936	20,525
Property and equipment, net	45,122	38,208
Goodwill and intangible assets, net	832,034	862,071
Other assets	54,322	22,757
	$ 1,221,052	$ 1,230,163

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and other accrued liabilities	$ 50,732	$ 50,810
Accrued compensation and employee benefits	71,216	54,368
Deferred revenue	47,129	46,697
Current maturities on debt	77,000	92,000
Total current liabilities	246,077	243,875

Long-term debt	494,000	516,000
Other liabilities	34,147	33,290
Total liabilities	774,224	793,165

Stockholders' equity	446,828	436,998
	$ 1,221,052	$ 1,230,163

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenues:
Transactional and maintenance	$ 154,218	$ 149,444	$ 605,919	$ 564,232
Professional services	51,940	40,631	169,738	151,773
License	29,666	42,681	105,699	122,776
Total revenues	235,824	232,756	881,356	838,781

Operating expenses:
Cost of revenues	74,298	67,042	265,173	270,535
Research & development	27,773	26,236	103,669	98,824
Selling, general and administrative	85,429	78,693	328,940	300,002
Amortization of intangible assets	3,409	3,627	13,982	13,673
Restructuring and acquisition-related	-	15,986	-	18,242
Total operating expenses	190,909	191,584	711,764	701,276
Operating income	44,915	41,172	169,592	137,505
Other expense, net	(6,556)	(6,755)	(25,023)	(28,267)
Income before income taxes	38,359	34,417	144,569	109,238
Provision for income taxes	6,255	1,098	35,121	22,736
Net income	$ 32,104	$ 33,319	$ 109,448	$ 86,502

Basic earnings per share:	$ 1.04	$ 1.07	$ 3.52	$ 2.75
Diluted earnings per share:	$ 1.00	$ 1.03	$ 3.39	$ 2.65

Shares used in computing earnings per share:
Basic	30,916	31,214	31,129	31,402
Diluted	32,221	32,494	32,308	32,609

FAIR ISAAC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended
	September 30,
	2016	2015
Cash flows from operating activities:
Net income	$ 109,448	$ 86,502
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	31,633	33,889
Share-based compensation	55,509	45,308
Changes in operating assets and liabilities	13,484	(27,733)
Other, net	(24,843)	(4,989)
Net cash provided by operating activities	185,231	132,977

Cash flows from investing activities:
Purchases of property and equipment	(21,969)	(24,999)
Cash paid for acquisitions, net of cash acquired	(5,683)	(56,992)
Other, net	37	75
Net cash used in investing activities	(27,615)	(81,916)

Cash flows from financing activities:
Proceeds from revolving line of credit	122,000	249,000
Payments on revolving line of credit	(99,000)	(116,000)
Payment on Senior Notes	(60,000)	(71,000)
Proceeds from issuances of common stock	17,828	18,258
Taxes paid related to net share settlement of equity awards	(29,955)	(19,461)
Repurchases of common stock	(138,399)	(130,719)
Other, net	22,548	11,287
Net cash used in financing activities	(164,978)	(58,635)

Effect of exchange rate changes on cash	(2,832)	(11,381)

Decrease in cash and cash equivalents	(10,194)	(18,955)
Cash and cash equivalents, beginning of period	86,120	105,075
Cash and cash equivalents, end of period	$ 75,926	$ 86,120

FAIR ISAAC CORPORATION
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2016	2015	2016	2015

Applications revenues:
Transactional and maintenance	$ 83,813	$ 81,999	$ 328,472	$ 320,596
Professional services	43,370	34,062	138,775	124,562
License	21,836	33,193	65,395	81,116
Total applications revenues	$ 149,019	$ 149,254	$ 532,642	$ 526,274

Scores revenues:
Transactional and maintenance	$ 59,392	$ 55,420	$ 233,655	$ 200,426
Professional services	1,503	532	4,185	2,901
License	1,916	1,423	3,219	3,680
Total scores revenues	$ 62,811	$ 57,375	$ 241,059	$ 207,007

Decision management software revenues:
Transactional and maintenance	$ 11,013	$ 12,025	$ 43,792	$ 43,210
Professional services	7,067	6,037	26,778	24,310
License	5,914	8,065	37,085	37,980
Total decision management software revenues	$ 23,994	$ 26,127	$ 107,655	$ 105,500

Total revenues:
Transactional and maintenance	$ 154,218	$ 149,444	$ 605,919	$ 564,232
Professional services	51,940	40,631	169,738	151,773
License	29,666	42,681	105,699	122,776
Total revenues	$ 235,824	$ 232,756	$ 881,356	$ 838,781

FAIR ISAAC CORPORATION
NON-GAAP RESULTS
(In thousands, except per share data)
(Unaudited)

	Quarter Ended		Year Ended
	September 30,		September 30,
	2016	2015	2016	2015

GAAP net income	$ 32,104	$ 33,319	$ 109,448	$ 86,502
Amortization of intangible assets	3,409	3,627	13,982	13,673
Restructuring and acquisition-related	-	15,986	-	18,242
Stock-based compensation expense	13,804	12,545	55,508	45,307
Income tax adjustments	(4,676)	(9,121)	(20,235)	(22,826)
Adjustment to foreign tax credit and tax reserves	(3,287)	(5,440)	(3,287)	(5,440)
Non-GAAP net income	$ 41,355	$ 50,916	$ 155,417	$ 135,458

GAAP diluted earnings per share	$ 1.00	$ 1.03	$ 3.39	$ 2.65
Amortization of intangible assets	0.11	0.11	0.43	0.42
Restructuring and acquisition-related	-	0.49	-	0.56
Stock-based compensation expense	0.43	0.39	1.72	1.39
Income tax adjustments	(0.15)	(0.28)	(0.63)	(0.70)
Adjustment to foreign tax credit and tax reserves	(0.10)	(0.17)	(0.10)	(0.17)
Non-GAAP diluted earnings per share	$ 1.28	$ 1.57	$ 4.81	$ 4.15

Free cash flow
Net cash provided by operating activities	$ 23,606	$ 46,577	$ 185,231	$ 132,977
Capital expenditures	(9,428)	(6,733)	(21,969)	(24,999)
Dividends paid	(619)	(626)	(2,488)	(2,508)
Free cash flow	$ 13,559	$ 39,218	$ 160,774	$ 105,470

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intendedto be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain itemsthat may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

FAIR ISAAC CORPORATION
RECONCILIATION OF NON-GAAP GUIDANCE
(In millions, except per share data)
(Unaudited)

GAAP net income	$ 109
Amortization of intangible assets	14
Stock-based compensation expense	56
Income tax adjustments	(21)
Non-GAAP net income	$ 158

GAAP diluted earnings per share	$ 3.39
Amortization of intangible assets	0.43
Stock-based compensation expense	1.75
Income tax adjustments	(0.65)
Non-GAAP diluted earnings per share	$ 4.92

Note: The numbers may not sum to total due to rounding.

About Non-GAAP Financial Measures

To supplement the consolidated GAAP financial statements, the company uses the following non-GAAP financial measures: non-GAAP net income, non-GAAP EPS, and free cash flow. Non-GAAP net income and non-GAAP EPS exclude the impact of amortization expense, share-based compensation expense, restructuring and acquisition-related, and adjustment to tax valuation allowance items. Free cash flow excludes capital expenditures and dividends paid.  The presentation of these financial measures is not intendedto be considered  in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain itemsthat may not be indicative of recurring business results including significant non-cash expenses.  We believe management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate management's internal comparisons to historical performance and liquidity as well as comparisons to our competitors' operating results.  We believe these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key measures used by management in its financial and operating decision-making.

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CONTACT: Investors/Analysts: Steve Weber, (800) 213-5542, investor@fico.com OR Media: Greg Jawski, Porter Novelli, (212) 601-8248, greg.jawski@porternovelli.com